EXHIBIT 99.1

Barnes & Noble Achieves EPS Guidance of $2.07 for 2003

    NEW YORK--(BUSINESS WIRE)--March 18, 2004--Barnes & Noble, Inc.
(NYSE: BKS)

    Issues 2004 Guidance:
    Pro Forma Net Earnings to Increase 22% to 26%
    GAAP Net Earnings to Increase 11% to 15%

    Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today reported sales and earnings for the fourth quarter and for the full year ended January 31, 2004.

    2003 RESULTS

    Barnes & Noble store sales were $1.3 billion for the quarter and $3.9 billion for the year, reflecting increases of 10% and 8%, respectively, over the prior year periods. Comparable store sales increased 6.4% for the fourth quarter and increased 3.2% for the year. The company opened 31 new Barnes & Noble stores for the year and closed 12 locations ending the year with 647 stores.
    B. Dalton sales, which comprise approximately 5% of total bookstore sales, were $79.7 million for the quarter, a decrease of (10%) over the prior year, and $221.0 million for the year, a decrease of (15%) over 2002, due primarily to the closing of 63 stores. Comparable store sales increased 4.1% for the fourth quarter and decreased (2.0%) for the year.
    Earnings per share for the bookstore business, including publishing, increased 9% to $1.40 during the fourth quarter and increased 15% to $1.75 for the full year.
    Led by strong working capital management, the bookstore business generated free cash flow from operations of $290 million which is net of $93 million of capital expenditures. This robust cash flow enabled the company to prepay its $82 million note to Bertelsmann, which was issued in connection with the company's acquisition of Bertelsmann's interest in Barnes & Noble.com. Inventory turns improved approximately 5% due to increased emphasis on more efficient supply chain management.
    On January 29, 2004, Barnes & Noble.com reported a fourth quarter sales increase of 4.3%, as compared with the year-ago period. Full year 2003 sales were $424.8 million. The company's share of net losses for Barnes & Noble.com was $(3.8) million or $(0.05) per share for the quarter and $(13.6) million or $(0.18) per share for the year. Barnes & Noble.com's results were accounted for under the equity accounting method up to September 15, 2003, and were consolidated thereafter.
    On March 17, 2004, GameStop, the nation's largest video-game and entertainment-software specialty retailer, reported sales of $625.4 million for the quarter and $1.6 billion for the year, an increase of 20% and 17%, respectively, over the prior year periods. Comparable store sales increased 3.9% for the fourth quarter and increased 0.8% for the year. The company's share of net earnings was $24.1 million or $0.30 per share for the fourth quarter and $38.2 million or $0.50 per share for the year.
    Consolidated net earnings for the fourth quarter increased 17% to $130.0 million or $1.65 per share. Consolidated net earnings for the year increased 21% to $151.9 million or $2.07 per share compared to $1.71 in the prior year, excluding charges of $(0.32) recorded in 2002 to write down certain of the company's investments.
    "Although 2003 began as a difficult year, with the first quarter being strongly impacted by the war in Iraq, we were extremely pleased with the rebound in the bookselling business that began during the second quarter," said Steve Riggio, Chief Executive Officer of Barnes & Noble, Inc. "Barnes & Noble's superior store execution enabled the company to capitalize on the strength of the book business when it returned. The tremendous success of bestsellers, combined with the continued growth of the membership program, enabled the company to increase its market share. The company also achieved a double-digit percentage increase in sales of self-published product. We look forward to the completion of the merger with Barnes & Noble.com, which will further integrate our two companies, and enable us to more fully realize the opportunities inherent in a multi-channel strategy."

    GUIDANCE FOR 2004

    For the first quarter, the company expects comparable store sales at Barnes & Noble stores to increase between 5.0% and 7.0%, and for the full year comparable store sales are expected to increase approximately 2.0%.
    On January 8, 2004, the company announced that it entered into a merger agreement with Barnes & Noble.com. As a result of the merger, Barnes & Noble.com will become a wholly owned subsidiary of Barnes & Noble, Inc. Barnes & Noble, Inc. expects to complete the acquisition of Barnes & Noble.com during the company's first quarter.
    For the first quarter, GameStop expects comparable store sales to range from flat to 2.0%, and for the full year comparable store sales are expected to increase between 4.0% and 6.0%.
    Consolidated net earnings are expected to be between $168 and $174 million, or an increase of 11% to 15% on a GAAP basis. On a pro forma basis, if the company consolidated 100% of Barnes & Noble.com for all of 2003, net earnings are expected to increase 22% to 26%.
    The following tables present EPS guidance for the first quarter and the full year. EPS guidance for GameStop is based on the company's approximate 65% ownership interest.


FIRST QUARTER EPS                  2004 Guidance(a)         2003
-----------------                --------------------
                                    Low      High        Pro Forma(b)
                                 --------  ----------    ------------
Barnes & Noble Bookstores         $ 0.13     $ 0.16         $(0.05)
Barnes & Noble.com                 (0.11)     (0.09)         (0.12)
                                 --------  ----------    ------------
 Total Book Operating Segment       0.02       0.07          (0.17)
 Total Video Game Operating
  Segment                           0.07       0.07           0.06
                                 --------  ----------    ------------
 Consolidated                     $ 0.09     $ 0.14         $(0.11)

FULL YEAR EPS                     2004 Guidance(c)           2003
-------------                    --------------------
                                    Low      High         Pro Forma(b)
                                 --------  ----------     ------------
Barnes & Noble Bookstores(d)      $ 1.88     $ 1.90         $ 1.75
Barnes & Noble.com                 (0.21)     (0.18)         (0.35)
                                 --------  ----------     ------------
 Total Book Operating Segment(d)    1.67       1.72           1.40
 Total Video Game Operating
  Segment                           0.53       0.55           0.50
                                 --------  ----------     ------------
 Consolidated(d)                  $ 2.20     $ 2.27         $ 1.90

(a) Based on a weighted average share count of approximately 71 million.

(b) Pro forma as if the company consolidated 100% of Barnes &
Noble.com for the full year.

(c) Based on a weighted average share count of approximately 81 million.

(d) Includes the impact of $10.2 million interest addback on the convertible notes.

    A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 11 A.M. ET on Thursday, March 18, 2004, and is accessible at www.barnesandnobleinc.com/financials, where it will be archived until April 23, 2004. The call will also be archived at www.fulldisclosure.com for one year.
    Barnes & Noble, Inc. will report first quarter sales and earnings on or about May 20, 2004.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE: BKS) is the world's largest bookseller, operating 647 Barnes & Noble stores in 49 states. It also operates 195 B. Dalton Bookseller stores, primarily in regional shopping malls. The company offers titles from more than 50,000 publisher imprints, including thousands of small, independent publishers and university presses. It conducts its e-commerce business through Barnes & Noble.com (NASDAQ: BNBN) (http://www.bn.com).
    Barnes & Noble also has approximately a 65% interest in GameStop (NYSE: GME), the nation's largest video game and entertainment software specialty retailer with 1,514 stores.
    General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com/financials.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                        Fourth Quarter Summary
               ($ in millions, except per share amounts)

                                      13 weeks ended   52 weeks ended
                                     ---------------- ----------------
                                     Jan. 31, Feb. 1, Jan. 31, Feb. 1,
                                       2004     2003    2004     2003
                                     -------- ------- -------- -------


Sales
  Barnes & Noble Bookstores (a)       $1,454   1,326    4,221   3,917
  Barnes & Noble.com (b)                 133       -      151       -
                                     -------- ------- -------- -------
     Total Book operating segment      1,587   1,326    4,372   3,917

  GameStop
     Total Video Game operating
      segment                            625     520    1,579   1,353
                                     -------- ------- -------- -------
     Total sales                       2,212   1,846    5,951   5,270
                                     -------- ------- -------- -------

Operating profit (loss)
  Barnes & Noble Bookstores (a)          194     164      233     202
  Barnes & Noble.com (b)                  (6)      -       (7)      -
                                     -------- ------- -------- -------
     Total Book operating segment        188     164      226     202

  GameStop
     Total Video Game operating
      segment                             65      53      104      87
                                     -------- ------- -------- -------
     Total operating profit (loss)       253     217      330     289
                                     -------- ------- -------- -------

Depreciation and amortization
  Barnes & Noble Bookstores (a)           31      32      128     126
  Barnes & Noble.com (b)                   6       -        7       -
                                     -------- ------- -------- -------
     Total Book operating segment         37      32      135     126

  GameStop
     Total Video Game operating
      segment                              8       6       29      23
                                     -------- ------- -------- -------
     Total depreciation and
      amortization                        45      38      164     149
                                     -------- ------- -------- -------

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
  Barnes & Noble Bookstores (a)          225     196      361     328
  Barnes & Noble.com (b)                   -       -        -       -
                                     -------- ------- -------- -------
     Total Book operating segment        225     196      361     328

  GameStop
     Total Video Game operating
      segment (c)                         47      37       85      70
                                     -------- ------- -------- -------
     Total EBITDA                        272     233      446     398
                                     -------- ------- -------- -------

EPS
  Barnes & Noble Bookstores (a)         1.40    1.28     1.75    1.52
  Barnes & Noble.com (d)               (0.05)  (0.04)   (0.18)  (0.21)
                                     -------- ------- -------- -------
     Total Book operating segment       1.35    1.24     1.57    1.31

  GameStop
     Total Video Game operating
      segment (c)                       0.30    0.25     0.50    0.40

     Gemstar impairment charge             -       -        -   (0.19)
     Other investments                     -       -        -   (0.13)
                                     -------- ------- -------- -------
     Total EPS                         $1.65    1.49     2.07    1.39
                                     -------- ------- -------- -------

     Weighted average shares
      outstanding                     79,514  75,245   77,105  77,680


    (a) Includes Calendar Club and Sterling Publishing. Operating profit and EBITDA excludes non-cash charge recorded in the first quarter of 2002 from the impairment in the company's investment in Gemstar-TV Guide International Inc.

    (b) From date of acquisition of Bertelsmann's interest.

    (c) Based on Barnes & Noble, Inc.'s percentage ownership interest in GameStop, approximately 65%.

    (d) Results accounted for under the equity method through September 15, 2003, and consolidated thereafter.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)

----------------------------------------------------------------------
                            13 weeks ended         52 weeks ended
                       ----------------------- -----------------------
                       January 31, February 1, January 31, February 1,
                           2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

Sales                  $2,212,095   1,846,110   5,951,015   5,269,335
Cost of sales and
 occupancy              1,570,714   1,307,735   4,323,767   3,847,482
                       ----------- ----------- ----------- -----------
   Gross profit           641,381     538,375   1,627,248   1,421,853
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                 341,632     281,490   1,124,551     973,495
Depreciation and
 amortization              44,851      38,339     163,629     148,691
Pre-opening expenses        1,632       2,150       8,778      10,227
Impairment charge               -           -           -      25,328
                       ----------- ----------- ----------- -----------
   Operating profit       253,266     216,396     330,290     264,112
Interest expense, net      (5,357)     (5,536)    (20,140)    (21,506)
Equity in net loss of
 Barnes & Noble.com             -      (5,568)    (14,311)    (26,795)
Other expense, net              -           -           -     (16,498)
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest             247,909     205,292     295,839     199,313
Income taxes              101,262      82,634     120,554      80,223
                       ----------- ----------- ----------- -----------
    Income before
     minority interest    146,647     122,658     175,285     119,090
Minority interest         (16,604)    (11,647)    (23,432)    (19,142)
                       ----------- ----------- ----------- -----------
     Net income           130,043     111,011     151,853      99,948
                       =========== =========== =========== ===========

Income per common
 share:
     Basic                  $1.92        1.72        2.30        1.51
     Diluted                $1.65        1.49        2.07        1.39


Weighted average common
 shares outstanding
     Basic             67,575,000  64,578,000  65,989,000  66,362,000
     Diluted           79,514,000  75,245,000  77,105,000  77,680,000


Percentage of sales:
Sales                       100.0%      100.0%      100.0%      100.0%
Cost of sales and
 occupancy                   71.0%       70.8%       72.7%       73.0%
                       ----------- ----------- ----------- -----------
   Gross profit              29.0%       29.2%       27.3%       27.0%
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                    15.4%       15.3%       18.9%       18.5%
Depreciation and
 amortization                 2.0%        2.1%        2.7%        2.8%
Pre-opening expenses          0.1%        0.1%        0.1%        0.2%
Impairment charge             0.0%        0.0%        0.0%        0.5%
                       ----------- ----------- ----------- -----------
   Operating profit          11.5%       11.7%        5.6%        5.0%
Interest expense, net        -0.3%       -0.3%       -0.4%       -0.4%
Equity in net loss of
 Barnes & Noble.com           0.0%       -0.3%       -0.2%       -0.5%
Other expense, net            0.0%        0.0%        0.0%       -0.3%
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest                11.2%       11.1%        5.0%        3.8%
Income taxes                  4.6%        4.5%        2.0%        1.5%
                       ----------- ----------- ----------- -----------
    Income before
     minority interest        6.6%        6.6%        3.0%        2.3%
Minority interest            -0.7%       -0.6%       -0.4%       -0.4%
                       ----------- ----------- ----------- -----------
     Net income               5.9%        6.0%        2.6%        1.9%
                       =========== =========== =========== ===========



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (thousands of dollars, except per share data)

----------------------------------------------------------------------
                                             Jan. 31,        Feb. 1,
                                              2004             2003
                                           -----------      ----------


         ASSETS
Current assets:
   Cash and cash equivalents                 $487,200         267,642
   Receivables, net                            60,529          66,948
   Barnes & Noble.com receivable                    -          55,174
   Merchandise inventories                  1,526,156       1,395,872
   Prepaid expenses and other current
    assets                                    119,604         101,232
                                           -----------      ----------
        Total current assets                2,193,489       1,886,868
                                           -----------      ----------

Property and equipment:
   Land and land improvements                   3,247           3,247
   Buildings and leasehold improvements       533,272         495,499
   Fixtures and equipment                   1,127,855         936,136
                                           -----------      ----------
                                            1,664,374       1,434,882
   Less accumulated depreciation and
    amortization                              991,187         812,579
                                           -----------      ----------
      Net property and equipment              673,187         622,303
                                           -----------      ----------

Goodwill                                      572,206  (a)    390,396
Intangible assets, net                         46,374          48,176
Investment in Barnes & Noble.com                    -          23,280
Other noncurrent assets                        23,338          24,404
                                           -----------      ----------
   Total assets                            $3,508,594       2,995,427
                                           ===========      ==========

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                          $858,068         710,907
   Accrued liabilities                        585,073         520,541
                                           -----------      ----------
      Total current liabilities             1,443,141       1,231,448
                                           -----------      ----------

Long-term debt                                300,000         300,000
Deferred income taxes                         170,066         119,823
Other long-term liabilities                   108,441         115,415

Minority interest                             227,287         200,951

Shareholders' equity:
   Common stock; $.001 par value;
    300,000,000 shares authorized;
    76,854,856 and 73,110,740
    shares issued, respectively                    77              73
   Additional paid-in capital                 914,319         828,522
   Accumulated other comprehensive loss        (8,579)        (11,064)
   Retained earnings                          543,503         391,650
   Treasury stock, at cost, 8,807,700
    and 8,502,700 shares, respectively       (189,661)       (181,391)
                                           -----------      ----------
      Total shareholders' equity            1,259,659       1,027,790
                                           -----------      ----------
Commitments and contingencies                       -               -
                                           -----------      ----------
   Total liabilities and shareholders'
    equity                                 $3,508,594       2,995,427
                                           ===========      ==========

   (a) Includes approximately $165 million of goodwill resulting from the September 15, 2003 acquisition of Barnes & Noble.com which is subject to final allocation based upon an independent valuation being performed in accordance with Statement of Financial Accounting Standard No. 141.



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                        Fourth Quarter Summary
     Pro Forma as if the Company Owned 100% of Barnes & Noble.com
                    at the Beginning of Fiscal 2002
               ($ in millions, except per share amounts)

                                      13 weeks ended   52 weeks ended
                                     ---------------- ----------------
                                     Jan. 31, Feb. 1, Jan. 31, Feb. 1,
                                       2004     2003    2004     2003
                                     -------- ------- -------- -------


Sales
  Barnes & Noble Bookstores (a)       $1,454   1,326    4,221   3,917
  Barnes & Noble.com (b)                 133     128      425     423
                                     -------- ------- -------- -------
     Total Book operating segment      1,587   1,454    4,646   4,340

  GameStop
     Total Video Game operating
      segment                            625     520    1,579   1,353
                                     -------- ------- -------- -------
     Total sales                       2,212   1,974    6,225   5,693
                                     -------- ------- -------- -------

Operating profit (loss)
  Barnes & Noble Bookstores (a)          194     164      233     202
  Barnes & Noble.com (b)                  (6)    (15)     (45)    (72)
                                     -------- ------- -------- -------
     Total Book operating segment        188     149      188     130

  GameStop
     Total Video Game operating
      segment                             65      53      104      87
                                     -------- ------- -------- -------
     Total operating profit (loss)       253     202      292     217
                                     -------- ------- -------- -------

Depreciation and amortization
  Barnes & Noble Bookstores (a)           31      32      128     126
  Barnes & Noble.com (b)                   6       9       26      34
                                     -------- ------- -------- -------
     Total Book operating segment         37      41      154     160

  GameStop
     Total Video Game operating
      segment                              8       6       29      23
                                     -------- ------- -------- -------
     Total depreciation and
      amortization                        45      47      183     183
                                     -------- ------- -------- -------

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
  Barnes & Noble Bookstores (a)          225     196      361     328
  Barnes & Noble.com (b)                   -      (6)     (19)    (38)
                                     -------- ------- -------- -------
     Total Book operating segment        225     190      342     290

  GameStop
     Total Video Game operating
      segment (c)                         47      37       85      70
                                     -------- ------- -------- -------
     Total EBITDA                        272     227      427     360
                                     -------- ------- -------- -------

EPS
  Barnes & Noble Bookstores (a)         1.40    1.28     1.75    1.52
  Barnes & Noble.com                   (0.05)  (0.11)   (0.35)  (0.57)
                                     -------- ------- -------- -------
     Total Book operating segment       1.35    1.17     1.40    0.95

  GameStop
     Total Video Game operating
      segment (c)                       0.30    0.25     0.50    0.40

     Gemstar impairment charge             -       -        -   (0.19)
     Other investments                     -       -        -   (0.13)
                                     -------- ------- -------- -------
     Total EPS                         $1.65    1.42     1.90    1.03
                                     -------- ------- -------- -------

     Weighted average shares
      outstanding                     79,514  75,245   77,105  77,680


   (a) Includes Calendar Club and Sterling Publishing. Operating profit and EBITDA excludes non-cash charge recorded in the first quarter of 2002 from the impairment in the company's investment in Gemstar-TV Guide International Inc.

   (b) For pro forma purposes only, the company has included 100% of the results of Barnes & Noble.com for all periods presented.

   (c) Based on Barnes & Noble, Inc.'s percentage ownership interest in GameStop, approximately 65%.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
     Pro Forma as if the Company Owned 100% of Barnes & Noble.com
                    at the Beginning of Fiscal 2002
             (thousands of dollars, except per share data)


----------------------------------------------------------------------
                           13 weeks ended          52 weeks ended
                       ----------------------- -----------------------
                        Jan. 31,    Feb. 1,     Jan. 31,    Feb. 1,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

Sales                  $2,212,095   1,973,990   6,224,601   5,692,162
Cost of sales and
 occupancy              1,570,714   1,410,222   4,537,294   4,184,980
                       ----------- ----------- ----------- -----------
   Gross profit           641,381     563,768   1,687,307   1,507,182
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                 341,632     313,243   1,203,192   1,097,075
Depreciation and
 amortization              44,851      46,888     182,903     182,193
Pre-opening expenses        1,632       2,150       8,778      10,227
Impairment charge               -           -           -      25,328
                       ----------- ----------- ----------- -----------
   Operating profit       253,266     201,487     292,434     192,359
Interest expense, net      (5,357)     (5,316)    (19,973)    (19,891)
Equity in net loss of
 Barnes & Noble.com             -           -           -           -
Other expense, net              -        (358)          -     (20,035)
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest             247,909     195,813     272,461     152,433
Income taxes              101,262      78,815     111,028      61,354
                       ----------- ----------- ----------- -----------
    Income before
     minority interest    146,647     116,998     161,433      91,079
Minority interest         (16,604)    (11,647)    (23,432)    (19,142)
                       ----------- ----------- ----------- -----------
     Net income           130,043     105,351     138,001      71,937
                       =========== =========== =========== ===========

Income per common
 share:
     Basic                  $1.92        1.63        2.09        1.08
     Diluted                $1.65        1.42        1.90        1.03


Weighted average common
 shares outstanding
     Basic             67,575,000  64,578,000  65,989,000  66,362,000
     Diluted           79,514,000  75,245,000  77,105,000  77,680,000


Percentage of sales:
Sales                       100.0%      100.0%      100.0%      100.0%
Cost of sales and
 occupancy                   71.0%       71.4%       72.9%       73.5%
                       ----------- ----------- ----------- -----------
   Gross profit              29.0%       28.6%       27.1%       26.5%
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                    15.4%       15.9%       19.3%       19.3%
Depreciation and
 amortization                 2.0%        2.4%        2.9%        3.2%
Pre-opening expenses          0.1%        0.1%        0.2%        0.2%
Impairment charge             0.0%        0.0%        0.0%        0.4%
                       ----------- ----------- ----------- -----------
   Operating profit          11.5%       10.2%        4.7%        3.4%
Interest expense, net        -0.2%       -0.3%       -0.3%       -0.3%
Equity in net loss of
 Barnes & Noble.com           0.0%        0.0%        0.0%        0.0%
Other expense, net            0.0%        0.0%        0.0%       -0.4%
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest                11.3%        9.9%        4.4%        2.7%
Income taxes                  4.6%        4.0%        1.8%        1.1%
                       ----------- ----------- ----------- -----------
    Income before
     minority interest        6.7%        5.9%        2.6%        1.6%
Minority interest            -0.8%       -0.6%       -0.4%       -0.3%
                       ----------- ----------- ----------- -----------
     Net income               5.9%        5.3%        2.2%        1.3%
                       =========== =========== =========== ===========


    CONTACT: Barnes & Noble, Inc.
             Media Contact: Mary Ellen Keating
             Senior Vice President Corporate Communications
             (212) 633-3323
             Investor Contact: Joseph J. Lombardi
             Chief Financial Officer
             (212) 633-3215